EXHIBIT 10.1
COVANTA HOLDING CORPORATION
40 Lane Road
Fairfield, New Jersey 07004
March 2, 2006
Mr. John Garamendi, Insurance Commissioner
  as Trustee of the MIC, MNIC and EIC Trusts
c/o Conservation & Liquidation Office
425 Market Street, 23rd Floor
San Francisco, CA 94105-2204
Attention: David E. Wilson, Special Deputy Insurance Commissioner
Re:     Amendment to Rehabilitation Plan Implementation Agreement
Ladies and Gentlemen:
Reference is made to that certain Amendment to Rehabilitation Plan Implementation Agreement, dated as of January 11, 2006 (the “Original Agreement”), between John Garamendi, Insurance Commissioner of the State of California, in his capacity as Trustee of the Mission Insurance Company Trust, the Mission National Insurance Company Trust and the Enterprise Insurance Company Trust (the “Insurance Commissioner”), on the one hand, and Covanta Holding Corporation (f/k/a Danielson Holding Corporation and as Mission Insurance Group, Inc.), on the other hand. The purpose of this letter (this “Amendment Letter”) is to amend Paragraph 75 of the Original Agreement for the purpose of extending the period of time to satisfy or waive the conditions precedent contained in the Original Agreement.
The parties hereto agree that Paragraph 75 of the Original Agreement is hereby amended by inserting the date “May 31, 2006” in place of “March 31, 2006” therein.
Except as amended hereby, the terms and conditions of the Original Agreement shall remain in full force and effect. Any references in the Original Agreement to “this Agreement,” “herein,” “hereafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean or refer to the Original Agreement as amended by this Amendment Letter. This Amendment Letter may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

If the Insurance Commissioner is in agreement with the foregoing, please so indicate by signing below and returning to Covanta Holding Corporation one signed copy of this Amendment Letter.

COVANTA HOLDING CORPORATION:
By:	/s/ Craig Abolt
	Name:	Craig Abolt
	Title:	Senior Vice President and Chief Financial Officer

Accepted and agreed to this
17th day of March, 2006:
John Garamendi, Insurance Commissioner of the State of California, in his capacity as Trustee of the Mission Insurance Company Trust, the Mission National Insurance Company Trust and the Enterprise Insurance Company Trust
    /s/ David E. Wilson

David E. Wilson, Special Deputy Insurance Commissioner

cc:	Mohsen Sultan Jack Hom Robert H. Nunnally, Jr. Timothy J. Simpson David S. Stone C. Guerry Collins